SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

(Debtor - In - Possession as of March 27, 2009)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.02 DEPARTURE OF DIRECTORS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATROY ARRANGEMENTS OF CERTAIN OFFICERS

The Board of Directors of Charter Communications, Inc., debtor - in - possession (the "Company"), as of May 19, 2009, has appointed Grier C. Raclin, formerly Executive Vice President, General Counsel and Corporate Secretary, to the new position of Executive Vice President and Chief Administrative Officer; Gregory L. Doody, formerly Chief Restructuring Officer, to the position of Chief Restructuring Officer and General Counsel of the Company; and, Richard R. Dykhouse, formerly Vice President, Associate General Counsel and Assistant Secretary, to the position of Vice President, Associate General Counsel and Corporate Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    CHARTER COMMUNICATIONS, INC.
                                                    Registrant

Dated May 22, 2009

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer